Exhibit 1

Transaction in the Shares of the Issuer During the Past Sixty Days

Nature of the Transaction	Amount of Shares Purchased/(Sold)	Price ($)	Date of Purchase/Sale

PHILOTIMO FUND, LP

Sale of Common Stock	(6,664)	9.0572	09/18/2025
Sale of Common Stock	(18,902)	9.0744	09/19/2025
Sale of Common Stock	(100,941)	9.3234	09/22/2025
Sale of Common Stock	(20,948)	9.1499	09/29/2025
Sale of Common Stock	(23,241)	9.0131	10/02/2025
Sale of Common Stock	(127,922)	9.7107	10/03/2025
Sale of Common Stock	(13,251)	10.0104	10/03/2025
Sale of Common Stock	(28,664)	10.5117	10/06/2025
Sale of Common Stock	(4,748)	13.0630	10/07/2025
Sale of Common Stock	(222,485)	11.9002	10/07/2025
Sale of Common Stock	(39,593)	13.0618	10/08/2025
Sale of Common Stock	(27,303)	13.0410	10/09/2025
Sale of Common Stock	(12,507)	13.0113	10/10/2025
Sale of Common Stock	(16,000)	15.0514	10/15/2025
Sale of Common Stock	(200)	15.0000	10/24/2025
Sale of Common Stock	(3,486)	14.5000	10/31/2025
Sale of Common Stock	(122,438)	14.9227	11/03/2025
Sale of Common Stock	(24,113)	15.3419	11/05/2025
Sale of Common Stock	(1,094)	15.2629	11/06/2025
Sale of Common Stock	(141,836)	15.4051	11/10/2025
Sale of Common Stock	(25,316)	15.2371	11/11/2025
Sale of Common Stock	(30,117)	15.1861	11/12/2025
Sale of Common Stock	(34,420)	11.9727	11/13/2025

PHILOTIMO FOCUSED GROWTH & INCOME FUND

Sale of Common Stock	(600)	9.0000	09/15/2025
Sale of Common Stock	(1,945)	9.0500	09/17/2025
Sale of Common Stock	(90,497)	14.9227	11/03/2025
Sale of Common Stock	(17,822)	15.3419	11/05/2025
Sale of Common Stock	(104,836)	15.4051	11/10/2025
Sale of Common Stock	(15,000)	15.2371	11/11/2025
Sale of Common Stock	(20,000)	15.1861	11/12/2025
Sale of Common Stock	(25,441)	11.9727	11/13/2025

KANEN WEALTH MANAGEMENT LLC

Sale of Common Stock	(310)	13.3800	10/13/2025
Sale of Common Stock	(50,503)	15.0514	10/15/2025
Sale of Common Stock	(494)	13.5157	10/30/2025
Sale of Common Stock	(17,000)	15.2371	11/11/2025
Sale of Common Stock	(10,000)	15.0483	11/12/2025
Sale of Common Stock	(70,000)	15.1861	11/12/2025